Exhibit 99.1

Latch Reports First Quarter 2021 Financial Results

•	Revenue of $6.6 million, up 143% year-over-year

•	Booked ARR of $38.9 million, up 120% year-over-year

•	Total Bookings of $71.7 million, up 89% year-over-year

NEW YORK, N.Y. — June 9, 2021 — Latch, Inc. (NASDAQ: LTCH) (“Latch” or the “Company”), maker of LatchOS, the full-building enterprise software-as-a-service (SaaS) platform, today reported financial results for the three months ended March 31, 2021.

“Latch had a strong start to the year, highlighted by a sharp acceleration in Total Bookings and revenue growth as well as a significant increase in attach rates of non-access LatchOS software modules to 81%,” said Luke Schoenfelder, Latch co-founder, CEO, and Chairman of the Board of Directors. “Our strong results demonstrate the increasing market demand for our industry leading products and tangible ROI for our customers.”

Schoenfelder added, “Looking ahead to the rest of the year, we plan to increase our investments in sales and marketing as well as new, innovative experiences and products to meet the growing demand in the multifamily market. Additionally, we are pleased to have recently completed our business combination with TS Innovation Acquisitions Corp. to become a publicly traded company. We now have a stronger balance sheet and additional capital as we continue to execute our long-term growth initiatives, increase our share of our large and growing market, and drive value for our shareholders.”

Three Months Ended March 31, 2021 and 2020 Financial Highlights

$ in thousands

	Three months ended March 31,
	2021	2020	$ Change	% Change
Revenue	$6,629	$2,726	$3,903	143%
Cost of revenue (1)	$6,162	$3,262	$2,900	89%
Operating expenses (1)	$31,714	$15,345	$16,369	107%
Other expenses (2)	$6,854	$60	$6,794	NM
GAAP net loss	$(38,101)	$(15,941)	$(22,160)	(139%)

NM: Not meaningful

(1)	Stock based compensation expense included in cost of revenue and operating expenses is as follows.

Cost of revenue	$14	$4
Operating expenses	14,479	352

Stock-based compensation	$14,493	$356

Stock-based compensation of $14.5 million includes $13.8 million in non-recurring stock based compensation and warrant expense related to one of the Company’s existing equity holders acquiring approximately three million shares of the Company’s common stock from certain employees and nonemployee service providers in a secondary purchase transaction during the three months ended March 31, 2021.

(2)

Other expenses for the three months ended March 31, 2021 include a $3.6 million unfavorable change in the fair value of the derivative liability primarily related to the Company’s convertible notes and a $3.3 million increase in interest expense primarily related to the Company’s convertible notes, each as compared to the three months ended March 31, 2020.

Key Business Metrics

•	Booked ARR: Booked ARR for the three months ended March 31, 2021 was $38.9 million, up 120% compared to $17.6 million for the same period in 2020.

•	Total Bookings: Total Bookings for the three months ended March 31, 2021 were $71.7 million, up 89% compared to $38.0 million for the same period in 2020.

•	Cumulative Booked Home Units: Cumulative Booked Home Units for the three months ended March 31, 2021 were 368,994, up 109% compared to 176,902 for the same period in 2020.

•

Adjusted EBITDA: Adjusted EBITDA for the three months ended March 31, 2021 was $(13.9) million, flat as compared to the same period in 2020. Please see below for a reconciliation of Adjusted EBITDA to our closest GAAP metric, net loss, as well as a discussion of why we view Adjusted EBITDA as an important metric.

Recent Business Highlights

•

The Latch C2, the Company’s new smart access device launched during the first quarter, booked over 20,000 units and was a contributing driver of Total Bookings performance. The Latch C2 is competitively positioned to address the retrofit market due to its low cost, long battery life, and limited infrastructure needs.

•

Latch deployed NFC Unlock functionality on Android across its product portfolio, building on the Company’s industry-leading variety of unlock options. The initiative served to amplify the value of Latch’s full technology stack of hardware, firmware, and software, adding new features that contribute immediate value to both building owners and residents, while simultaneously deepening technology integrations with Google.

•

Latch deepened its status as a trusted technology partner with AvalonBay by developing a self-service touring experience that allows prospective residents to visit Kanso Twinbrook, its newest development concept, in a safe, contactless manner. This partnership illustrates how Latch unifies software, hardware, and services in one single seamless experience for customers.

•

In May, Latch announced the expansion of its full-building enterprise SaaS platform into the commercial office space with the launch of LatchOS for Commercial Office and Latch Visitor Express, two product offerings specifically tailored to commercial office buildings, which should greatly expand the Company’s addressable market.

Financial Outlook

Latch is providing guidance for second quarter and full year 2021 as follows:

•

Second Quarter 2021 Guidance: We expect revenue to be in the range of $9 million to $10 million, Total Bookings to be in the range of $82 million to $87 million, and Adjusted EBITDA to be in the range of ($17) million to ($20) million.

•

Full Year 2021 Guidance: We expect revenue to be in the range of $47 million to $51 million, Total Bookings to be in the range of $290 million to $325 million, and Adjusted EBITDA to be in the range of ($75) million to ($95) million.

Quarterly Conference Call

Latch will host a conference call today at 5:00 p.m. Eastern Time to review the Company’s financial results for the quarter ended March 31, 2021. To access this call, dial (833) 562-0132 for the U.S. or Canada, or (661) 567-1107 for callers outside the U.S. or Canada, with Conference ID: 7510438. A live webcast of the conference call will be accessible from the Investor Relations section of Latch’s website at https://www.latch.com/investors, and a recording will be archived and accessible at https://www.latch.com/investors.

Additional Information

For additional information regarding Latch’s first quarter 2021 financial results that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Latch’s website at https://www.latch.com/investors.

About Latch, Inc.

Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. More than one in ten new apartments in the U.S. are currently being built with Latch products, serving customers in more than 35 states through its flagship full-building operating system, LatchOS. For more information, please visit https://www.latch.com.

Key Business Metrics

Latch reviews Key Business Metrics, including those detailed above, to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that will impact the future operational results of the Company. Increases or decreases in the Company’s Key Business Metrics may not correspond with increases or decreases in its revenue.

The limitations these Key Business Metrics have as an analytical tool are: (1) they might not accurately predict the Company’s future financial results, (2) the Company might not realize all or any part of the anticipated value reflected in its Total Bookings and (3) other companies, including companies in Latch’s industry, may calculate Key Business Metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this press release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, provision for income taxes, restructuring, one-time litigation expenses, loss on extinguishment of debt, gain or loss on change in fair value of derivative instruments, and our transaction related expenses. The most directly comparable GAAP measure is net loss. We monitor, and have presented in this press release, Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. In particular, we believe excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.

Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison.

Latch has not reconciled its Adjusted EBITDA guidance metrics to GAAP net earnings or loss because certain of the reconciling items cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

	For the three months ended March 31,
	2021	2020
(In thousands)
Net loss	$(38,101)	$(15,941)
Depreciation and amortization	653	273
Interest (income)/expense, net	3,318	60
Change in fair value of derivative liability	3,597	—
Restructuring costs (1)	—	310
Transaction-related costs (2)	2,148	—
Litigation costs (3)	—	1,035
Stock-based compensation and warrant expense (4)	14,493	356

Adjusted EBITDA	$(13,892)	$(13,907)

(1)

The Company initiated a restructuring plan in the first quarter of 2020 as part of its efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. The restructuring included a reduction in force involving an approximate 25% reduction in headcount, which resulted in severance and benefit costs for affected employees and other miscellaneous direct costs.

(2)	Transaction costs related to the business combination of TS Innovation Acquisitions Corp. (“TSIA”) and Latch, Inc. These costs are included within operating expenses.
(3)	Legal and settlement fees incurred in connection with non-ordinary course litigation and other disputes. These costs are included within operating expenses.
(4)

Stock-based compensation and warrant expense associated with equity compensation plans including $13.8 million related to the secondary purchase transaction during the three months ended March 31, 2021.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding expected benefits of the business combination to Latch and adoption of Latch’s technology and products. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions.

Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the expected benefits of, and use of proceeds received in connection with, the business combination with TSIA; the Company’s future products, performance, and operations, and the related benefits to shareholders, customers, and residents; and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Latch’s ability to implement business plans and changes and developments in the industry in which Latch competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of TSIA’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021 and other documents filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

CONTACTS:

Investors:

investors@latch.com

Media:

Daniel Teweles

press@latch.com